Exhibit 99.1

Madison Air Reports Second Quarter 2026 Results

•Backlog of $2,868.4 million up 133% year-over-year and orders up 45% on a combined basis***
•Net sales of $991.3 million, up 21%, including up 14% on a pro forma basis**
•Net income of $70.5 million, up 129%, with net income margin of 7% and adjusted net income* of $147.7 million, up 71%
•Adjusted EBITDA* of $265.8 million, up 18%, with adjusted EBITDA margin* of 27%
•Cash flow from operations - continuing operations of $98.6 million and free cash flow* of $89.6 million
•Ended 2Q with 2.8x net leverage*, down ~0.2x from immediately following the IPO
*This news release contains non-GAAP financial measures. Definitions and reconciliations of the non-GAAP financial measures can be found under “Selected Financial Data, Non-GAAP Measures and Definitions.”
**Financial information presented on a Pro Forma basis solely to give effect to the AprilAire Acquisition as if such transaction had occurred on January 1, 2025, and for net leverage to give effect to the IPO and debt prepayment. See the unaudited pro forma combined statements of operations filed as Exhibit 99.1 to our Quarterly Report on Form 10-Q for a description of the adjustments and assumptions underlying the Pro Forma financial information
***For the six months ended June 30, 2025, certain results are presented on a “combined basis” as the sum of the amounts for the Company for such period and the amounts for AprilAire for the period From January 1, 2025 through May 6, 2025 (acquisition date),, without any other adjustments. This presentation does not comply with GAAP or SEC rules for pro forma presentation.

Chicago, Illinois, July 30, 2026 - Madison Air Solutions Corporation (NYSE: MAIR) (the “Company” or “Madison Air”), a global provider of air quality solutions, today reported financial results for the second quarter of 2026.
“We exist to make the world safer, healthier and more productive through the power of better air, and our second-quarter results reflect the strength of that purpose-driven strategy,” said Jill Wyant, President and CEO. “Our differentiated Return on Air™ approach is helping us win with customers across a diversified portfolio of commercial and residential applications. We delivered double-digit net sales growth, strong orders momentum and record backlog across a diverse set of end markets. The combination of strong first-half execution, continued customer demand and the visibility provided by our backlog gives us confidence to raise our full-year outlook. These results also reflect the dedication of our people, our entrepreneurial culture and the deep partnerships we build with customers. Together, those strengths help customers achieve better outcomes through better air while creating sustainable long-term value.”
Recent highlights include:
•Continued Commercial growth momentum, with orders up 45% on a combined basis, driven by wins in mission-critical applications including, liquid cooling, semiconductor cleanrooms and public health laboratories, while expanding Healthy Air Systems adoption through contractor engagement in Residential.
•Raised full-year net sales guidance given strong first-half performance and continued revenue visibility. We now expect high-single-digit-plus pro forma net sales growth (range of $3,825 to $3,925 million). In addition, we expect high-single-digit to low-double-digit pro forma Adjusted EBITDA growth (range of $1,020 to $1,065 million).
•Continued to strengthen our entrepreneurial culture, with employee engagement scores increasing four percentage points year-over-year, and strong retention, where monthly voluntary turnover remained approximately 30% below industry benchmarks.
•Successfully completed our initial public offering (“IPO”) and concurrent private placement on April 17, 2026, generating net proceeds of $2,584.2 million. Together with $41.5 million of cash on hand, these proceeds were used to repay $2,625.7 million of outstanding borrowings. Net leverage was 2.8x as of June 30, 2026.
•Strengthened financial flexibility by increasing our revolving credit facility commitment to $1,300.0 million, resulting in $1,294.3 million available capacity under the revolving credit facility as of June 30, 2026.
•Reduced annual interest expense by repricing the remaining Incremental Term Loan Facility in June 2026, lowering the spread by 100 bps and removing the margin step-up and step-down. Following the amendment, the applicable margin is 1.75%.
2026 2Q Madison Air 1

Second Quarter 2026 Results

	(Unaudited)		(Unaudited)
	Three months ended June 30,		Six months ended June 30,
(in millions, except per share amounts)	2026	2025	2026	2025
GAAP Metrics
Net sales	$991.3	$819.6	$1,915.0	$1,510.0
Net Income (Loss)	70.5	30.8	113.5	77.0
Net Income (Loss) margin	7.1%	3.8%	5.9%	5.1%
Earnings Per Share (EPS) - continuing operations	0.15	0.07	0.26	0.18
Cash from Operating Activities	98.6	105.5	156.4	160.4
Non-GAAP Metrics
Organic sales	837.0	733.5	1,607.9	1,423.9
Adjusted net income (loss)	147.7	86.5	243.3	156.5
Adjusted net income (loss) margin	14.9%	10.6%	12.7%	10.4%
Adjusted EPS	0.31	0.24	0.59	0.43
Free cash flow (FCF)	89.6	102.0	140.0	152.4
Adjusted EBITDA	265.8	225.5	499.2	393.8
Adjusted EBITDA margin	26.8%	27.5%	26.1%	26.1%

By Segment
Commercial	$658.9	$532.4	$1,268.7	$1,026.0
Residential	333.8	287.3	649.4	484.8
Eliminations	(1.4)	(0.1)	(3.1)	(0.8)
Net Sales	$991.3	$819.6	$1,915.0	$1,510.0

Commercial	$173.1	$156.0	$334.1	$284.4
Residential	98.6	72.7	177.9	115.9
Central and other costs	(5.9)	(3.2)	(12.8)	(6.5)
Adjusted EBITDA	$265.8	$225.5	$499.2	$393.8
Full-Year 2026 Guidance**

	Prior Guidance**	Current Guidance***
Net Sales	$3,750 to $3,850 million	$3,825 to $3,925 million
Adjusted EBITDA*	$1,020 to $1,065 million	$1,020 to $1,065 million
*Note: When the Company provides expectations for non-GAAP measures on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort, because certain material reconciling items, such as depreciation and amortization, interest expense, and provision for income tax cannot be estimated due to factors outside of the Company’s control and could have a material impact on the reported results. See “Selected Financial Data, Non-GAAP Measures and Definitions” below for additional information.
**As of May 12, 2026 and may be impacted by factors outside of the Company’s control.
***Based on information as of July 30, 2026 and may be impacted by factors outside of the Company’s control.
Second Quarter 2026 Results by Segment
Commercial. Commercial segment net sales increased $126.5 million, or 23.8%, for the three months ended June 30, 2026, compared to the three months ended June 30, 2025. Organically, our Commercial net sales increased by 22.3% driven by broad-based growth across the segment, led by air, liquid and hybrid cooling, custom air handling, and air movement solutions. These increases were partially offset by modest volume declines in commercial dehumidification. Acquisitions contributed $9.3 million, or 1.7%, of additional net sales in the period.
Commercial segment Adjusted EBITDA increased $17.3 million, or 11.1%, for the three months ended June 30, 2026, compared to the three months ended June 30, 2025. Acquisitions contributed $3.4 million of incremental Adjusted EBITDA to the Commercial segment growth. Excluding the AprilAire Acquisition, Commercial segment Adjusted EBITDA growth was mainly driven by volume growth.
Net sales for our Commercial segment increased $242.7 million, or 23.7%, for the six months ended June 30, 2026, compared to the six months ended June 30, 2025. Organically, our Commercial net sales increased by 19.8% driven by broad-based growth across the segment, led by air, liquid and hybrid cooling, air movement, and energy efficiency solutions. These increases were partially offset by modest volume declines in commercial dehumidification. Acquisitions contributed $36.1 million, or 3.5%, of additional net sales in the period.
Commercial segment Adjusted EBITDA increased $49.7 million, or 17.5%, for the six months ended June 30, 2026, compared to the six months ended June 30, 2025. Acquisitions contributed $9.2 million of incremental Commercial segment Adjusted EBITDA to the Commercial segment growth. Excluding the AprilAire Acquisition, Commercial segment Adjusted EBITDA growth was mainly driven by volume growth.
2026 2Q Madison Air 2

Residential. Residential segment net sales increased $46.5 million, or 16.2%, for the three months ended June 30, 2026, compared to the three months ended June 30, 2025. Organically, our Residential net sales decreased by 4.8% driven by modest volume declines in our professional distribution channels for ventilation solutions, net of price increases. Acquisitions contributed $56.4 million, or 19.6%, of additional net sales in the period.
Residential segment Adjusted EBITDA increased $25.9 million, or 35.6%, for the three months ended June 30, 2026, compared to the three months ended June 30, 2025. Acquisitions contributed $21.8 million of incremental Adjusted EBITDA. Excluding the AprilAire Acquisition, Residential segment Adjusted EBITDA increased by $4.1 million due to productivity, pricing and favorable net tariff impacts partially offset by modest volume declines.
Net sales for our Residential segment increased $164.6 million, or 34.0%, for the six months ended June 30, 2026, compared to the six months ended June 30, 2025. Organically, our Residential net sales decreased by 3.4% driven by modest volume declines in our professional distribution channels for ventilation solutions, net of price increases. Acquisitions contributed to $177.0 million, or 36.5%, of additional net sales in the period.
Residential segment Adjusted EBITDA increased $62.0 million, or 53.5%, for the six months ended June 30, 2026, compared to the six months ended June 30, 2025. Acquisitions contributed $59.3 million of additional Residential segment Adjusted EBITDA. Excluding the AprilAire Acquisition, Residential segment Adjusted EBITDA increased by $2.7 million.
Cash Flows and Balance Sheet

	Six months ended June 30,
	2026	2025
Net cash flows provided by (used in) operating activities	$156.4	$160.1
Net cash flow provided by (used in) operating activities - discontinued operations	—	(0.3)
Net cash flows provided by operating activities— continuing operations	156.4	160.4
Purchases of property, plant and equipment	(16.5)	(10.5)
Proceeds from disposal of property, plant and equipment	0.1	2.5
FCF	$140.0	$152.4
Net income (loss) from continuing operations	113.5	76.0
Operating cash flow conversion—continuing operations	137.8%	211.1%
FCF Conversion	123.3%	200.5%
Madison Air generated $156.4 million of cash flow from operations and had net investment of $16.4 million in capital expenditures, resulting in free cash flow of $140.0 million. This compares to $160.4 million of cash flow from operations, $8.0 million in net capital expenditure investments, and $152.4 million in free cash flow for the prior-year period.
As of June 30, 2026, the Company had cash and cash equivalents of $261.8 million and a balance available on its revolving credit facility of $1,294.3 million. Total debt was $3,053.7 million at quarter-end. Net proceeds from the IPO and concurrent private placement, together with $77.1 million of cash on hand, were used to repay $2,661.2 million of outstanding borrowings under the Initial Term Loan Facility and Incremental Term Loan Facility, consisting of $2,425.7 million of principal and $35.5 million of accrued interest on our Initial Term Loan and $158.4 million of principal and $41.6 million of accrued interest on our Incremental Term Loan.
JJ Foley, Chief Financial Officer, said, “Our cash flow and balance sheet demonstrate the discipline at the core of our business. We delivered strong free cash flow in the quarter, with capital expenditures less than 1% of net sales and free cash flow conversion of 123.3%, enabling us to invest behind attractive growth opportunities, strengthen our balance sheet and maintain the flexibility to create value over the long term. Combined with our Return on Air™ value proposition, we are well positioned to scale in advantaged markets and compound value over the long term.”
SELECTED FINANCIAL DATA, NON-GAAP MEASURES AND DEFINITIONS
Following are tables that present the Company's selected financial data.
Madison Air reports its financial results in accordance with United States GAAP. We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparison with such other companies. A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measurements.
Organic sales and organic sales growth are non-GAAP financial measures. We define organic sales and organic sales growth rate as net sales and net sales growth rate as adjusted for acquisitions and divestitures and currency exchange rates. Sales from acquired businesses are excluded from the organic sales and organic sales growth calculation for the
2026 2Q Madison Air 3

first 12 months following the acquisition date, while sales from divested businesses are excluded for the 12 months preceding the divestiture. Organic sales and organic sales growth are based on continuing operations and exclude sales from discontinued operations.
Free Cash Flow (“FCF”) is a non-GAAP liquidity measure. We define FCF as net cash flows provided by operating activities—continuing operations less purchases of property, plant and equipment plus proceeds from sale of property, plant and equipment.
Free Cash Flow Conversion is a non-GAAP liquidity measure. We define Free Cash Flow Conversion as free cash flow divided by net income (loss) from continuing operations.
Adjusted Gross Profit is a non-GAAP financial measure. We define Adjusted Gross Profit as net sales less cost of goods sold, excluding the purchase accounting impacts of acquisitions such as amortization related to technology-related intangible assets and purchase accounting inventory adjustments.
Adjusted Gross Profit Margin is a non-GAAP financial measure. We define Adjusted Gross Profit Margin as Adjusted Gross Profit divided by net sales.
Adjusted EBITDA is a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) as adjusted for net (income) loss from discontinued operations, interest and financing expenses, income tax expense (benefit), depreciation and amortization, acquisition and divestiture expenses, restructuring expenses, equity appreciation rights expense, non-operating expenses (income), allocated Madison Industries costs, and non-recurring professional and consulting expenses.
Adjusted EBITDA Margin is a non-GAAP financial measure. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales for the same period.
Adjusted Net Income (Loss) is a non-GAAP financial measure. We define Adjusted Net Income (Loss) as net income (loss) as adjusted for certain items that impact comparability from period to period. These adjustments include net (income) loss from discontinued operations, amortization expense, acquisition and divestiture expenses, restructuring expenses, equity appreciation rights expense, non-operating expenses (income), allocated Madison Industries costs, non-recurring professional and consulting expenses, and the tax effect of net income (loss) adjustments.
Adjusted Earnings Per Share is a non-GAAP financial measure. We define Adjusted Earnings Per Share as Adjusted Net Income (Loss) divided by weighted average diluted shares outstanding. The most directly comparable GAAP financial metric is earnings per share.
Adjusted Net Income Margin is a non-GAAP financial measure. We define Adjusted Net Income Margin as Adjusted Net Income divided by net sales for the same period.
Net debt is a non-GAAP liquidity measure. We define net debt as total debt adjusted for discounts and financing fees, net and cash and cash equivalents.
Net leverage is a non-GAAP liquidity measure. We define Net Leverage as net debt divided by Adjusted EBITDA on a trailing twelve-month basis (“TTM”).
Backlog is a key performance indicator used to assist us in evaluating the performance of our business. Backlog represents the total expected future revenue from confirmed customer orders that have been received but not yet shipped or rendered as of a given date. Backlog is applicable to sales of products and systems and services. However, the timing and conversion of backlog is subject to numerous uncertainties and risks and are not necessarily indicative of the amount of revenue to be earned in the upcoming fiscal year.
Reconciliations
The following table reconciles Adjusted Gross Profit to GAAP Gross Profit, the most directly comparable GAAP measure:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net sales	$991.3	$819.6	$1,915.0	$1,510.0
Cost of goods sold (excluding intangible amortization)	(604.9)	(497.2)	(1,175.6)	(933.2)
Technology intangible amortization	(9.4)	(8.7)	(18.9)	(16.1)
Gross Profit	377.0	313.7	720.5	560.7
Technology intangible amortization	9.4	8.7	18.9	16.1
Purchase accounting inventory adjustment	—	7.0	—	7.0
Adjusted Gross Profit	$386.4	$329.4	$739.4	$583.8
Gross Profit Margin	38.0%	38.3%	37.6%	37.1%
Adjusted Gross Profit Margin	39.0%	40.2%	38.6%	38.7%
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The following table reconciles Adjusted Net Income to net income (loss), the most directly comparable GAAP measure and Adjusted Net Income (Loss) Margin to net income (loss) margin, the most directly comparable GAAP measure, in each of the periods:

	Actuals		Pro Forma(1)	Actuals		Pro Forma(1)
	Three months ended June 30,		Three months ended June 30,	Six months ended June 30,		Six months ended June 30,
	2026	2025	2025	2026	2025	2025
Net income (loss)	$70.5	$30.8	$16.5	$113.5	$77.0	$10.8
Adjustments:
Net (income) loss from discontinued operations(2)	—	—	—	—	(1.0)	(1.0)
Amortization expense	40.7	34.7	40.8	81.6	59.9	81.4
Transaction related expenses(3)	(0.8)	17.9	17.9	3.2	18.8	62.9
Restructuring expenses(4)	0.6	2.6	2.6	2.9	2.7	4.6
Equity appreciation rights expense(5)	16.3	22.1	23.9	26.7	27.3	32.7
Non-operating expenses (income)(6)	(0.7)	(0.5)	4.3	—	(3.6)	1.2
Allocated Madison Industries costs(7)	—	2.6	2.6	10.0	5.8	5.8
Non-recurring professional and consulting expenses(8)	0.8	1.1	1.1	1.9	2.1	2.1
Loss on extinguishment of debt	27.7	—	—	27.7	—	—
Gain on insurance proceeds(9)	—	(5.8)	(5.8)	—	(5.8)	(5.8)
Write-off of deferred tax asset(10)	13.7	—	—	13.7	—	—
Tax effect of net income (loss) adjustments(11)	(21.1)	(19.0)	(23.0)	(37.9)	(26.7)	(45.8)
Adjusted net income (loss)	$147.7	$86.5	$80.9	$243.3	$156.5	$148.9
Net sales	991.3	819.6	867.9	1,915.0	1,510.0	1,688.8
Net income (loss) margin	7.1%	3.8%	1.9%	5.9%	5.1%	0.6%
Adjusted net income (loss) margin	14.9%	10.6%	9.3%	12.7%	10.4%	8.8%
(1)Financial information presented on a Pro Forma basis solely to give effect to the AprilAire Acquisition as if such transaction had occurred on January 1, 2025. See the unaudited pro forma combined statements of operations filed as Exhibit 99.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, for a description of the adjustments and assumptions underlying the Pro Forma financial information.
(2)Represents the results of discontinued operations from the divestiture of Nortek Global HVAC and its subsidiary.
(3)Represents direct transaction costs related to acquisition and divestiture activity, including transaction fees, due diligence costs, transfer taxes and other direct costs related to acquisition activities, changes in the fair value of contingent consideration, purchase accounting adjustments, and other acquisition related charges, such as integration charges and professional and legal fees, and gain on the disposition of business For the three and six months ended June 30, 2026, transaction expenses included professional and legal fees, and other costs associated with becoming a public company offset by $1.2 million gain on contingent consideration remeasurement. Transaction expenses for the three months and six months ended June 30, 2025 primarily related to the AprilAire Acquisition.
(4)Represents costs and expenses in connection with various restructuring initiatives.
(5)Represents compensation expense under the EAR Plan and Amended EAR Plan.
(6)Represents foreign currency gains and losses on corporate intercompany loans, gains and losses on sale of fixed assets, gains and losses on marketable securities and other non-operating items. For the three months ended June 30, 2026, non-operating expenses (income) included $1.0 million foreign currency translation gain on intercompany loans, offset by $0.4 million loss on disposal of fixed assets. For the three months ended June 30, 2025, non-operating expenses (income) included $0.8 million gain on available-for-sale marketable securities, and $1.6 million gain on disposal of fixed assets offset by a $1.9 million foreign currency translation loss on intercompany loans. For the six months ended June 30, 2026, non-operating expenses (income) included $0.9 million foreign currency translation gain on intercompany loans offset by a $0.5 million loss on disposal of fixed assets. For the six months ended June 30, 2025, non-operating expenses (income) included $1.9 million gain on available-for-sale marketable securities, $1.3 million gain on divestiture of Nortek Global HVAC and its subsidiary, $1.4 million gain on disposal of fixed assets, $0.3 million foreign currency translations loss on intercompany loans and $0.2 million of pension expense.
(7)Represents indirect costs for support received from Madison Industries for certain internal and external corporate activities including, but not limited to, consolidation accounting, legal, and other Madison Industries corporate and infrastructure related services that will no longer be incurred following the consummation of the Company's IPO. This does not include services that will continue to be provided by Madison Industries International Holdings LLC following the consummation of the IPO pursuant to the Transition Services Agreement.
(8)Represents expenses for professional and consulting services related to non-recurring transactions. For the three months ended June 30, 2026, non-recurring professional and consulting expenses included $0.7 million for one-time audit, legal and consulting fees incurred to prepare for IPO and SOX implementation and $0.1 million in consulting fees for productivity improvement projects. For the three months ended June 30, 2025, these services primarily included $0.5 million in consulting fees for productivity improvement projects, $0.3 million in legal fees, and $0.3 million in leadership recruiting and relocation fees. For the six months ended June 30, 2026, non-recurring professional and consulting expenses included $1.6 million for one-time audit, legal and consulting fees incurred to prepare for IPO and SOX
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implementation and $0.4 million in consulting fees for productivity improvement projects. For the six months ended June 30, 2025, these services primarily included $1.2 million in consulting fees for productivity improvement projects, $0.4 million in legal fees, and $0.5 million in leadership recruiting and relocation fees.
(9)Represents a one-time gain on insurance proceeds from damage to one of our manufacturing facilities.
(10)Represents the write-off of a deferred tax asset related to compensation deductions that are no longer expected to be realized due to limitation on deductibility following the IPO.
(11)The tax effect from the above adjustments assumes an estimated worldwide marginal current tax rate of approximately 24.9% and 24.6% for the three and six months ended June 30, 2026, respectively, and 25.4% and 25.1% for the three and six months ended June 30, 2025, respectively.
The following table reconciles Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, and Adjusted EBITDA Margin to net income (loss) margin, the most directly comparable GAAP measure, in each of the periods:

	Actuals		Pro Forma(1)	Actuals		Pro Forma(1)
	Three months ended June 30,		Three months ended June 30,	Six months ended June 30,		Six months ended June 30,
	2026	2025	2025	2026	2025	2025
Net income (loss)	$70.5	$30.8	$16.5	$113.5	$77.0	$10.8
Adjustments:
Net (income) loss from discontinued operations(2)	—	—	—	—	(1.0)	(1.0)
Interest and financing expenses	57.1	89.1	102.6	147.8	154.9	201.6
Income tax expense (benefit)	40.6	18.5	17.6	57.9	33.2	16.7
Depreciation and amortization	53.7	47.1	54.5	107.6	82.4	108.1
Transaction related expenses(3)	(0.8)	17.9	17.9	3.2	18.8	62.9
Restructuring expenses(4)	0.6	2.6	2.6	2.9	2.7	4.6
Equity appreciation rights expense(5)	16.3	22.1	23.9	26.7	27.3	32.7
Non-operating expenses (income)(6)	(0.7)	(0.5)	4.3	—	(3.6)	1.2
Allocated Madison Industries costs(7)	—	2.6	2.6	10.0	5.8	5.8
Non-recurring professional and consulting expenses(8)	0.8	1.1	1.1	1.9	2.1	2.1
Loss on extinguishment of debt	27.7	—	—	27.7	—	—
Gain on insurance proceeds(9)	—	(5.8)	(5.8)	—	(5.8)	(5.8)
Adjusted EBITDA	$265.8	$225.5	$237.8	$499.2	$393.8	$439.7
Net sales	991.3	819.6	867.9	1,915.0	1,510.0	1,688.8
Net income (loss) margin	7.1%	3.8%	1.9%	5.9%	5.1%	0.6%
Adjusted EBITDA Margin	26.8%	27.5%	27.4%	26.1%	26.1%	26.0%
(1)Financial information presented on a Pro Forma basis solely to give effect to the AprilAire Acquisition as if such transaction had occurred on January 1, 2025. See the unaudited pro forma combined statements of operations filed as Exhibit 99.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, for a description of the adjustments and assumptions underlying the Pro Forma financial information.
(2)Represents the results of discontinued operations from the divestiture of Nortek Global HVAC and its subsidiary.
(3)Represents direct transaction costs related to acquisition and divestiture activity, including transaction fees, due diligence costs, transfer taxes and other direct costs related to acquisition activities, changes in the fair value of contingent consideration, purchase accounting adjustments, and other acquisition related charges, such as integration charges and professional and legal fees, and gain on the disposition of business For the three and six months ended June 30, 2026, transaction expenses included professional and legal fees, and other costs associated with becoming a public company offset by $1.2 million gain on contingent consideration remeasurement. Transaction expenses for the three months and six months ended June 30, 2025 primarily related to the AprilAire Acquisition.
(4)Represents costs and expenses in connection with various restructuring initiatives.
(5)Represents compensation expense under the EAR Plan and Amended EAR Plan.
(6)Represents foreign currency gains and losses on corporate intercompany loans, gains and losses on sale of fixed assets, gains and losses on marketable securities and other non-operating items. For the three months ended June 30, 2026, non-operating expenses (income) included $1.0 million foreign currency translation gain on intercompany loans, offset by $0.4 million loss on disposal of fixed assets. For the three months ended June 30, 2025, non-operating expenses (income) included $0.8 million gain on available-for-sale marketable securities, and $1.6 million gain on disposal of fixed assets offset by a $1.9 million foreign currency translation loss on intercompany loans. For the six months ended June 30, 2026, non-operating expenses (income) included $0.9 million foreign currency translation gain on intercompany loans offset by a $0.5 million loss on disposal of fixed assets. For the six months ended June 30, 2025, non-operating expenses (income) included $1.9 million gain on available-for-sale marketable securities, $1.3 million gain on divestiture of Nortek Global HVAC and its subsidiary, $1.4 million gain on disposal of fixed assets, $0.3 million foreign currency translations loss on intercompany loans and $0.2 million of pension expense.
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(7)Represents indirect costs for support received from Madison Industries for certain internal and external corporate activities including, but not limited to, consolidation accounting, legal, and other Madison Industries corporate and infrastructure related services that will no longer be incurred following the consummation of the Company's IPO. This does not include services that will continue to be provided by Madison Industries International Holdings LLC following the consummation of the IPO pursuant to the Transition Services Agreement.
(8)Represents expenses for professional and consulting services related to non-recurring transactions. For the three months ended June 30, 2026, non-recurring professional and consulting expenses included $0.7 million for one-time audit, legal and consulting fees incurred to prepare for IPO and SOX implementation and $0.1 million in consulting fees for productivity improvement projects. For the three months ended June 30, 2025, these services primarily included $0.5 million in consulting fees for productivity improvement projects, $0.3 million in legal fees, and $0.3 million in leadership recruiting and relocation fees. For the six months ended June 30, 2026, non-recurring professional and consulting expenses included $1.6 million for one-time audit, legal and consulting fees incurred to prepare for IPO and SOX implementation and $0.4 million in consulting fees for productivity improvement projects. For the six months ended June 30, 2025, these services primarily included $1.2 million in consulting fees for productivity improvement projects, $0.4 million in legal fees, and $0.5 million in leadership recruiting and relocation fees.
(9)Represents a one-time gain on insurance proceeds from damage to one of our manufacturing facilities.
The following table reconciles Adjusted EPS to EPS from continuing operations, the most directly comparable GAAP measure in each of the periods:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Income (loss) from continuing operations attributable to common share holders	$69.2	$22.3	$102.8	$59.0
Adjustments:
Net (income) loss from discontinued operations(1)	—	—	—	(1.0)
Amortization expense	40.7	34.7	81.6	59.9
Transaction related expenses(2)	(0.8)	17.9	3.2	18.8
Restructuring expenses(3)	0.6	2.6	2.9	2.7
Equity appreciation rights expense(4)	16.3	22.1	26.7	27.3
Non-operating expenses (income)(5)	(0.7)	(0.5)	—	(3.6)
Allocated Madison Industries costs(6)	—	2.6	10.0	5.8
Non-recurring professional and consulting expenses(7)	0.8	1.1	1.9	2.1
Loss on extinguishment of debt	27.7	—	27.7	—
Gain on insurance proceeds(8)	—	(5.8)	—	(5.8)
Write-off of deferred tax asset(9)	13.7	—	13.7	—
Tax effect of net income (loss) adjustments(10)	(21.1)	(19.0)	(37.9)	(26.7)
Adjusted Income (loss) from continuing operations attributable to common share holders	$146.4	$78.0	$232.6	$138.5
Weighted-average shares outstanding - diluted	473,974,905	320,676,155	396,562,288	320,676,155
Net earnings per share - diluted	0.15	0.07	0.26	0.18
Adjusted net earnings per share - diluted	0.31	0.24	0.59	0.43
(1)Represents the results of discontinued operations from the divestiture of Nortek Global HVAC and its subsidiary.
(2)Represents direct transaction costs related to acquisition and divestiture activity, including transaction fees, due diligence costs, transfer taxes and other direct costs related to acquisition activities, changes in the fair value of contingent consideration, purchase accounting adjustments, and other acquisition related charges, such as integration charges and professional and legal fees, and gain on the disposition of business For the three and six months ended June 30, 2026, transaction expenses included professional and legal fees, and other costs associated with becoming a public company offset by $1.2 million gain on contingent consideration remeasurement. Transaction expenses for the three months and six months ended June 30, 2025 primarily related to the AprilAire Acquisition.
(3)Represents costs and expenses in connection with various restructuring initiatives.
(4)Represents compensation expense under the EAR Plan and Amended EAR Plan.
(5)Represents foreign currency gains and losses on corporate intercompany loans, gains and losses on sale of fixed assets, gains and losses on marketable securities and other non-operating items. For the three months ended June 30, 2026, non-operating expenses (income) included $1.0 million foreign currency translation gain on intercompany loans, offset by $0.4 million loss on disposal of fixed assets. For the three months ended June 30, 2025, non-operating expenses (income) included $0.8 million gain on available-for-sale marketable securities, and $1.6 million gain on disposal of fixed assets offset by a $1.9 million foreign currency translation loss on intercompany loans. For the six months ended June 30, 2026, non-operating expenses (income) included $0.9 million foreign currency translation gain on intercompany loans offset by a $0.5 million loss on disposal of fixed assets. For the six months ended June 30, 2025, non-operating expenses (income) included $1.9 million gain on available-for-sale marketable securities, $1.3 million gain on divestiture of Nortek Global HVAC and its subsidiary, $1.4 million gain on disposal of fixed assets, $0.3 million foreign currency translations loss on intercompany loans and $0.2 million of pension expense.
(6)Represents indirect costs for support received from Madison Industries for certain internal and external corporate activities including, but not limited to, consolidation accounting, legal, and other Madison Industries corporate and infrastructure related services that will no longer be incurred following the consummation of the Company's IPO. This does not include services that will continue to be provided by Madison Industries International Holdings LLC following the consummation of the IPO pursuant to the Transition Services Agreement.
(7)Represents expenses for professional and consulting services related to non-recurring transactions. For the three months ended June 30, 2026, non-recurring professional and consulting expenses included $0.7 million for one-time audit, legal and consulting fees incurred to prepare for IPO and SOX implementation and $0.1 million in consulting fees for productivity improvement projects. For the three months ended June 30, 2025, these services primarily included $0.5 million in consulting fees for productivity improvement projects, $0.3 million in legal fees, and $0.3 million in leadership recruiting and relocation fees. For the six months ended June 30, 2026, non-recurring professional and consulting expenses included $1.6 million for one-time audit, legal and consulting fees incurred to prepare for IPO and SOX implementation and $0.4 million in consulting fees for productivity improvement projects. For the six months ended June 30, 2025, these services primarily included $1.2 million in consulting fees for productivity improvement projects, $0.4 million in legal fees, and $0.5 million in leadership recruiting and relocation fees.
(8)Represents a one-time gain on insurance proceeds from damage to one of our manufacturing facilities.
(9)Represents the write-off of a deferred tax asset related to compensation deductions that are no longer expected to be realized due to limitation on deductibility following the IPO.
(10)The tax effect from the above adjustments assumes an estimated worldwide marginal current tax rate of approximately 24.9% and 24.6% for the three and six months ended June 30, 2026, respectively, and 25.4% and 25.1% for the three and six months ended June 30, 2025, respectively.
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The following table reconciles Free Cash Flow to cash flows provided by (used in) operating activities, the most directly comparable GAAP measure, and calculates FCF Conversion in each of the periods:

	Six months ended June 30,
	2026	2025
Net cash flows provided by (used in) operating activities	$156.4	$160.1
Net cash flow provided by (used in) operating activities - discontinued operations	—	(0.3)
Net cash flows provided by operating activities— continuing operations	156.4	160.4
Purchases of property, plant and equipment	(16.5)	(10.5)
Proceeds from disposal of property, plant and equipment	0.1	2.5
FCF	$140.0	$152.4
Net income (loss) from continuing operations	113.5	76.0
Operating cash flow conversion—continuing operations	137.8%	211.1%
FCF Conversion	123.3%	200.5%
The following table reconciles Organic Sales to net sales, the most directly comparable GAAP measure in each of the periods:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net sales	$991.3	$819.6	$1,915.0	$1,510.0
Less: Net sales attributable to AprilAire	(154.3)	(86.1)	(307.1)	(86.1)
Organic sales	$837.0	$733.5	$1,607.9	$1,423.9
The following table reconciles Net Leverage to total debt, the most directly comparable GAAP measure, and calculates Net Leverage Ratio in each of the periods:

	June 30, 2026		December 31, 2025
Total debt	$3,053.7		$5,650.4
Adjustments:
Discounts and financing fees, net	32.7		68.6
Cash and cash equivalents	(261.8)		(208.4)
Net Debt	$2,824.6		$5,510.6
Net income (loss), TTM(1)	160.8		58.1
Adjusted EBITDA, TTM(1)	996.1		936.6
Total debt to Net income (loss)	19.0	x	97.3	x
Net Leverage	2.8	x	5.9	x
(1)Net income (loss), TTM and Adjusted EBITDA, TTM are calculated as the sum of net income (loss) and sum of Adjusted EBITDA, respectively, for the most recent four fiscal quarters.
FORWARD-LOOKING STATEMENTS. This press release and the corresponding presentation contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve substantial risks and uncertainties. Forward-looking statements are subject to risks and uncertainties. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our guidance, financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “positions,” “likely,” “target,” “goal,” “strategy” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our future results of operations, estimated and projected costs, expenditures, cash flows, margin expansion, growth rates and financial results or our plans and objectives for future operations, growth opportunities, initiatives or strategies, or creation of long-term value are forward-looking statements.
All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: our estimates of the size of the markets we serve, including our total addressable market and the runway for growth in those markets, prove to be inaccurate; an inability to reduce or effectively manage our significant indebtedness and interest expense; a failure to develop and maintain effective internal control over financial reporting, including a failure to design and implement sufficient controls to remediate our material weaknesses; the markets into which we sell our products and services decline, do not grow as expected, experience cyclicality or shift towards products or services outside of our portfolio; changes in the general economy, the housing market or other business conditions; difficulties executing, integrating or realizing expected benefits from acquisitions, dispositions or joint ventures, or exposure to unexpected liabilities from such transactions; the restrictions imposed on our ability to conduct
2026 2Q Madison Air 8

primary follow-on equity offerings during the two-year period following the organizational transactions and associated limitations on our ability to raise equity capital to fund growth initiatives, acquisitions or other strategic opportunities; increasing competitive pressures in our industry and the markets in which we operate; difficulties implementing our 80/20 operating model or other strategies intended to improve organic growth, including our AI initiatives; an inability to demonstrate or communicate the benefits of our Return on Air value proposition; the loss of key customers; delays, failures or other challenges in developing and commercializing new versions of our products or new features and accessories; unsuccessful efforts to expand into adjacent markets; supplier shortages, rising raw material costs or disruptions in our distribution network; disruption of our operations in our manufacturing facilities, wholesale locations or key customer operations, including as a result of tariffs or other trade policies; changes in government regulations, trade policies and tariffs; and other factors disclosed in our filings with the Securities and Exchange Commission.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this press release and in the accompanying presentation are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.
Conference Call Details
Madison Air will host a conference call at 8:30 a.m. (ET) today to discuss second quarter results. A live webcast and replay will be available at https://investors.madisonair.com/events. In connection with this press release and conference call, the Company has posted an investor presentation for the three and six months ended June 30, 2026 on its website at https://investors.madisonair.com.
About Madison Air
Madison Air (NYSE: MAIR) is an air quality solutions provider serving priority commercial and residential markets. Through its portfolio of trusted brands, including Addison, AprilAire, Big Ass Fans, Broan-NuTone, Nortek Air Solutions, Nortek Data Center Cooling and Reznor, the Company helps customers improve performance, protect critical assets and create healthier indoor environments. Madison Air's mission is to make the world safer, healthier and more productive through the power of better air.
Investor Relations:
Email: IR@MadisonAir.com
Media Contact:
Email: ccarey@MadisonAir.com

2026 2Q Madison Air 9